Exhibit 4.6

SECURITY AGREEMENT

by

LEAFLY HOLDINGS, INC.,

as Company

and

THE GUARANTORS PARTY HERETO

and

ANKURA TRUST COMPANY, LLC,
as Collateral Agent

_____________________

dated as of January 24, 2025

TABLE OF CONTENTS

-i-

SCHEDULES:

Schedule I Pledged Securities

Schedule II Pledged Instruments and Tangible Chattel Paper

Schedule III Intellectual Property

Schedule IV Commercial Tort Claims

Schedule V Filing Offices

Schedule VI Deposit Accounts and Securities Accounts

EXHIBITS:

Exhibit A Form of Joinder to Security Agreement

Exhibit B Form of Intellectual Property Security Agreement

-ii-

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of January 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by LEAFLY HOLDINGS, INC., a Delaware corporation (the “Company”), and each of the other entities (other than the Collateral Agent) listed on the signature pages hereto or that become a party hereto pursuant to Section 3.5 or otherwise (the “Guarantors”), as pledgors, assignors and debtors (the Company, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of Ankura Trust Company, LLC, in its capacity as collateral agent, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S:

A. Reference is made to that certain Note Purchase Agreement, dated as of January 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among, inter alios, the Company, the Guarantors from time to time party thereto, Merida Holdings, LLC, and the purchasers from time to time party thereto, pursuant to which the Company issued convertible senior notes due 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes”).

B. Each Guarantor has unconditionally guaranteed the obligations under the Notes.

C. The Company and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Notes and the other Notes Documents and each is, therefore, willing to enter into this Agreement.

D. This Agreement is given by each Pledgor in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties to secure the payment and performance of all of the Obligations.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

Definitions And Interpretation

SECTION 1.1 Definitions

(a) Terms used but not otherwise defined herein that are defined in the Notes shall have the meanings given to them in the Notes.

(b) Unless otherwise defined herein or in the Notes, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Account Debtor”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Deposit Account”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “General Intangibles”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Account”; “Software”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(c) The following terms shall have the following meanings:

“Copyrights” shall mean, collectively, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Deposit Account Control Agreement” shall mean a control agreement executed by an institution maintaining a Deposit Account for a Pledgor, to perfect the Collateral Agent’s Lien on such Deposit Account.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Excluded Deposit Account” shall mean any Deposit Account maintained by the Company or any Guarantor and (a) used solely for payroll, payroll taxes, withholding tax, employee benefits, escrow, customs and other fiduciary accounts and any trust account, in each case of the foregoing, for the benefit of unaffiliated third parties, (b) which is a zero balance account and (c) with deposits at any time in an aggregate amount not in excess of $100,000 for any one account and $250,000 in the aggregate for all such accounts described in this clause (c).

“Excluded Property” shall mean (a) any permit, license or other right issued or granted by a governmental authority to any Pledgor or any contract, agreement, instrument, undertaking or other arrangement to which any Pledgor is a party, in each case, only to the extent and for so long as (i) the terms of such permit, license, right, contract, instrument, undertaking, agreement or arrangement or any requirement of law applicable thereto, prohibit the creation by such Pledgor of a security interest in such permit, license, right, contract, instrument, undertaking, agreement or arrangement in favor of the Collateral Agent (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law, or (ii) the grant of a security interest under the Notes Documents (A) would invalidate any underlying right of such Pledgor in such permit, license, right, contract, instrument, undertaking, agreement or arrangement, (B) would give any other party to such permit, license, right, contract, instrument, undertaking, agreement or arrangement the right to terminate its obligations or limit its performance thereunder or (C) is not permitted without consent of a third party (other than a Pledgor) (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law; (b) any United States trademark or service mark application filed on the basis of any Pledgor’s intent-to-use such mark pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance by the U.S. Patent and Trademark Office of a verified “Statement of Use” pursuant to Section 1(d) of the Lanham

Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto; (c) voting Capital Stock in each Foreign Subsidiary, in each case, in excess of 65% of the total combined voting power of the Capital Stock of such Foreign Subsidiary; (d) any margin stock; and (e) any asset as to which the Collateral Agent (at the direction of the Holder Majority) and the Company have reasonably determined that the cost, burden, difficulty or consequence of obtaining such a security interest or perfection thereof outweighs or is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property” shall mean, collectively, Patents, Trademarks, Copyrights and Technology.

“Intellectual Property Collateral” shall mean, collectively, all Patents, Trademarks, Copyrights, Technology and Intellectual Property Licenses of each Pledgor, whether now or hereafter owned, licensed or acquired.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Intellectual Property, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof and (iii) rights to sue for past, present and future infringements, breaches or violations thereof.

“Intellectual Property Security Agreement” shall mean an agreement substantially in the form of Exhibit B hereto.

“Investment Property” means “investment property” as defined in the UCC, other than Pledged Securities.

“Obligations” has the meaning provided to the term “Obligations” in the Notes.

“Patents” shall mean, collectively, all patents and all patent applications (whether issued, allowed, pending or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any such patents or patent applications, (ii) inventions, discoveries, designs and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, in each case other than Excluded Property, (i) all issued and outstanding Capital Stock owned by each Pledgor as of the date hereof, including all issued and outstanding Capital Stock of each issuer set forth on Schedule I attached hereto as being owned by any Pledgor and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Stock or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Stock, (ii) all Capital Stock of any issuer, which Capital Stock are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Stock or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Stock, from time to time acquired by such Pledgor in any manner and (iii) all Capital Stock issued in respect of the Capital Stock referred to in clauses (i) and (ii) upon any consolidation or merger of any issuer of such Capital Stock; provided that no Capital Stock of any first tier Foreign Subsidiary in excess of 65% shall constitute Pledged Securities.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) a right to payment evidenced by Chattel Paper or Instruments and (iii) Payment Intangibles, and all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered regardless of how classified under the UCC, together with all of the Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all collateral support and Supporting Obligations related thereto and all Records relating thereto.

“Restricted Property” shall have the meaning assigned to such term in Section 2.1.

“Secured Parties” shall mean the Collateral Agent, the Agent and the Holders.

“Securities Account Control Agreement” shall mean a control agreement executed by an institution maintaining a Securities Account for a Pledgor, to perfect the Collateral Agent’s Lien on such Securities Account.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions. The actions required to be taken with respect to the Securities Collateral shall be limited by the provisions of Sections 3.1 and 3.2.

“Technology” shall mean, collectively, all trade secrets, know how, technology (whether patented or not), rights in Software (including source code and object code), rights in data and databases, rights in Internet web sites, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, confidential information and the right to limit the use or disclosure thereof by any person, and confidential customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Trademarks” shall mean, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URLs), domain names, corporate names, brand names, and trade names, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established, applied for or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) goodwill associated with the foregoing, (ii) rights and privileges arising under applicable law with respect to any of the foregoing, (iii) extensions and renewals thereof and amendments thereto, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements, dilutions or violations thereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and each of the other Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.

ARTICLE II

Grant of Security and Obligations

SECTION 2.1 Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the other Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, in all cases wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(a) all Accounts and Receivables;

(b) all General Intangibles;

(c) all Equipment, Inventory and Goods;

(d) all Securities Collateral;

(e) all Investment Property;

(f) all Money, all Deposit Accounts and all Securities Accounts;

(g) all Intellectual Property Collateral;

(h) the Commercial Tort Claims described on Schedule IV and on any joinder hereto pursuant to Section 3.5;

(i) all Letter-of-Credit Rights and Supporting Obligations;

(j) all Documents, Instruments and Chattel Paper;

(k) all books and records relating to the foregoing; and

(l) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property.

SECTION 2.2 Filings.

(a) Each Pledgor hereby agrees to and irrevocably authorizes the Collateral Agent to, but the Collateral Agent shall have no obligation to, at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law and that describe the Pledged Collateral in any manner as the Collateral Agent may determine, as may be necessary or to ensure the perfection, continuation, amendment and/or termination of the security interest in the collateral granted to the Collateral Agent in connection herewith (including, without limitation, as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect or with greater detail). Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent (including promptly upon request by the Collateral Agent).

(b) Each Pledgor hereby further agrees to, and authorizes the Collateral Agent to, but the Collateral Agent shall have no obligation to, file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), including in the form of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other similar documents, for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

ARTICLE III

Perfection; Supplements; Further Assurances; Use of Pledged Collateral

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent substantially simultaneously with the Issue Date in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein (subject only to Permitted Liens). Each Pledgor hereby agrees that all certificates or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within 30 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, as directed by the Holder Majority and at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right (but not the obligation) at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest (subject only to Permitted Liens) in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof under the UCC. Each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, including upon the reasonable request of the Collateral Agent, to (i) cause such pledge to be recorded on the equityholder register of the books of the issuer and give the Collateral Agent the right to transfer such Pledged Securities in the pursuit of remedies under the terms hereof and (ii) cause such Pledged Securities to become certificated (to the extent possible under applicable law) and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants (i) that all financing statements, agreements, instruments and other documents necessary to perfect the security interests (to the extent such security interests can be perfected by filing in each office specified in Schedule V hereto) granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed in a form for filing in each office specified on Schedule V hereto and (ii) that each Pledgor will so file each such financing statement, agreement, instrument and other document necessary to perfect such security interests and provide the Collateral Agent with evidence of each such filing as soon as possible. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest (to the extent such security interests can be perfected by such filing) subject only to Permitted Liens and file all UCC-3 continuations statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.4 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule II hereto. Each Instrument and each item of Tangible Chattel Paper listed in Schedule II hereto has been properly endorsed, assigned and delivered to the Collateral Agent substantially simultaneous with the Issue Date, accompanied by instruments of transfer or assignment duly executed in blank. If any Pledgor shall at any time hold or acquire any Instrument or Tangible Chattel Paper evidencing amounts payable in excess of $50,000, the Pledgor holding or acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within 30 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank necessary to accomplish the purposes hereof (including as the Collateral Agent may from time to time specify).

(b) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit that constitutes Pledged Collateral now or hereafter issued in favor of such Pledgor, such Pledgor shall promptly (but in any event within 30 days after issuance thereof in favor of such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) notify the Collateral Agent thereof and such Pledgor shall, including at the reasonable request of the Collateral Agent, use its commercially reasonable efforts pursuant to an agreement in form satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit.

(c) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims that constitute Pledged Collateral other than those listed in Schedule IV hereto. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim involving one or more claims for more than $50,000 in the aggregate either, such Pledgor shall promptly (but in any event within 30 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form satisfactory to the Collateral Agent.

(d) Pledged Securities. Schedule I hereto sets forth all Capital Stock constituting Pledged Securities held by a Pledgor as of the date hereof.

(e) Deposit Accounts and Securities Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed on Schedule VI hereto. Each Pledgor shall deliver a Deposit Account Control Agreement to the Collateral Agent within 30 days of the date hereof (or such later date as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) with respect to each Deposit Account (other than Excluded Deposit Accounts) existing on the date hereof, and, with respect to any Deposit Account (other than Excluded Deposit Accounts) established or acquired after the date hereof, within 30 days of the date so acquired or established (or, in each case, such later date as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority). Upon execution and delivery of a Deposit Account Control Agreement, the Collateral Agent will have a security interest in each such Deposit Account (other than an Excluded Deposit Account), which security interest will be perfected by control. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Bank exercising its control over any Deposit Account subject to a Deposit Account Control Agreement, such Pledgor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. As of the date hereof, no Pledgor has any Securities Accounts other than the accounts listed on Schedule VI hereto. Each Pledgor shall deliver a Securities Account Control Agreement to the Collateral Agent within 30 days of the date hereof with respect to each Securities Account existing on the date hereof, and, with respect to any Securities Account established or acquired after the Issue Date, within 30 days of the date so acquired or established (or such later date as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority). Each Pledgor shall take all actions necessary to establish the Collateral Agent’s control of each such Securities Account. Each Pledgor shall promptly notify the Collateral Agent in writing of any opening or closing of a Deposit Account or Securities Account (other than Excluded Deposit Accounts as applicable), which notice shall include the account number and institution where such Deposit Account or Securities Account is maintained.

SECTION 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each wholly-owned Subsidiary and Material Foreign Subsidiary (as defined in the Notes) of the Company which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for its benefit and for the benefit of the other Secured Parties pursuant to the provisions of the Notes, to execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form attached as Exhibit A hereto promptly after (but in any event within 30 days of (or, in the case of a Material Foreign Subsidiary (as defined in the Notes), 45 days), or such later date as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) the date on which it was acquired or created or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority, and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder and under the other Notes Documents with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder or any other Guarantor. The rights and obligations of each Pledgor hereunder and each other Guarantor under the other Notes Documents shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement and the Notes.

SECTION 3.6 Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, including as the Collateral Agent may, as directed by the Holder Majority, or in its reasonable judgment request, as necessary or appropriate in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time, including upon reasonable request by the Collateral Agent, such lists, schedules, descriptions and designations of the Pledged Collateral, as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be directed by the Holder Majority or advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

Representations, Warranties And Covenants

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1 Title. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and except for Permitted Liens, such Pledgor owns or has rights, and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own or have rights, in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens. Schedule III hereof sets forth true, correct and complete lists (in all material respects) of all registered and applied for Patents, Trademarks and Copyrights owned by each such Pledgor as of the date hereof.

SECTION 4.2 Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for its benefit and for the benefit of the other Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) a perfected security interest in all the Pledged Collateral, except as otherwise permitted in this Agreement. The security interest and Lien granted to the Collateral Agent for its benefit and for the benefit of the other Secured Parties pursuant to this Agreement in and on the Pledged Collateral, except as otherwise provided in this Agreement and subject to the limitations set forth herein, will at all times constitute a perfected, continuing security interest therein (to the extent such security interests can be perfected by filing in each office specified in Schedule V hereof), prior to all other Liens on the Pledged Collateral except for Permitted Liens. Upon the taking of possession or control by the Collateral Agent of Pledged Collateral with respect to which a security interest may be perfected by possession or control, the Liens created by this Agreement shall constitute first priority perfected Liens on, and security interests in such Pledged Collateral.

SECTION 4.3 Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party, other than Permitted Liens, except such claims and demands as would not reasonably be expected to result in a Material Adverse Effect. Except as permitted by the Notes, this Agreement or any other Notes Document, there is no agreement to which any Pledgor is a party, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict in any material respect with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 4.4 Other Financing Statements. It has not filed, nor to its knowledge has it authorized any third party to file, any currently valid and effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or Permitted Liens. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 4.5 Due Authorization and Issuance. All of the Pledged Securities issued by the Pledgor or a Subsidiary existing on the date hereof have been, and to the extent any Pledged Securities issued by the Pledgor or a Subsidiary are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other financial obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities, except as set forth in the organizational documents of such issuer of Pledged Securities with respect to non-corporate issuers.

SECTION 4.6 Consents, etc. In the event that, and so long as an Event of Default shall have occurred and be continuing, the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it reasonably necessary to obtain any approvals or consents of any governmental authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.7 Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete when set forth or delivered, in all material respects.

ARTICLE V

Certain Provisions Concerning Securities Collateral

SECTION 5.1 Pledge of Additional Securities Collateral. Subject to the limitations set forth in Section 3.1 and 3.2, each Pledgor shall, upon obtaining after the date hereof any Pledged Securities of any person, accept the same in trust for the benefit of the Collateral Agent and the other Secured Parties and promptly (but in any event within 10 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) deliver written notice of such to the Collateral Agent and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities. Each Pledgor agrees that all such Pledged Securities shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2 Voting Rights; Distributions; etc. So long as no Event of Default shall have occurred and be continuing and subject to clause (b) below:

(i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Notes or any other document evidencing the Obligations; and

(ii) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Notes; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated securities shall be promptly (but in any event within 30 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent and the other Secured Parties, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within 30 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of any Event of Default and after the Collateral Agent shall have given prior or contemporaneous notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its rights:

(i) all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(c) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments, including as the Collateral Agent may reasonably request, in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(b)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(b)(ii) hereof.

(d) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other funds of such Pledgor and shall promptly (but in any event within 30 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3 Defaults, etc. Each Pledgor hereby represents and warrants that such Pledgor is not in violation of any provisions of any agreement to which such Pledgor is a party relating to Pledged Securities pledged by it, or otherwise in default or violation thereunder. To the knowledge of each Pledgor, no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto except as have been disclosed to the Collateral Agent, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the organizational documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4 Certain Agreements of Pledgors As Issuers and Holders of Capital Stock.

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable organizational document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default (subject to the notice requirements specified in Section 5.2(b)), to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

Certain Provisions Concerning Intellectual Property Collateral

SECTION 6.1 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent an irrevocable, non-exclusive, worldwide, and royalty-free (and free of any other obligation of payment) license or sublicense to use or otherwise exploit any of the Intellectual Property Collateral now owned, licensed or hereafter acquired by such Pledgor, wherever the same may be located; provided, that (i) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, and (ii) to the extent such license is a sublicense of Pledgor’s rights as licensee under an Intellectual Property License, the license to the Collateral Agent shall be in accordance with any limitations in such Intellectual Property License, including any prohibitions on further sublicensing. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2 Protection of Collateral Agent’s Security. Each Pledgor shall execute an Intellectual Property Security Agreement and file any instruments, documents or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in all Intellectual Property Collateral, including prompt filings and recordations with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent in writing of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any material Intellectual Property Collateral, such Pledgor’s right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect (other than office actions or other determinations in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office or any foreign counterpart), except as would not reasonably be expected to result in a Material Adverse Effect, (ii) maintain and not permit to lapse or become abandoned any material Intellectual Property Collateral that is not obsolete or used in services or products sold by such Pledgor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, except as would not reasonably be expected to result in a Material Adverse Effect, (iii) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any such Intellectual Property Collateral, (iv) not license any Intellectual Property Collateral or otherwise disclose any confidential Technology or source code other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business or as part of a commercially reasonable licensing strategy, or amend or permit the amendment of any of the Intellectual Property Licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent (v) diligently keep adequate records respecting all Intellectual Property Collateral and (vi) furnish to the Collateral Agent from time to time, including upon the Collateral Agent’s request therefor, reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral.

SECTION 6.3 After-Acquired Intellectual Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to-use trademark application is no longer subject to clause (b) of the definition of Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall, including upon the Collateral Agent’s request, confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in the Intellectual Property Security Agreement, or other reasonable form, and the filing of any instruments, documents or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral, including prompt filings and recordations with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

SECTION 6.4 Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent and/or obtain a recovery for the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, including at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents, including those requested by the Collateral Agent, in aid of such enforcement at the cost and expense of the Pledgor and the Pledgors shall indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with the provisions of the Notes. In the event that an Event of Default has occurred and is continuing and the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, including at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent and/or obtain a recovery for the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

Certain Provisions Concerning Receivables

SECTION 7.1 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense accurate records of each Receivable in all material respects. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor).

Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2 Modification of Terms, etc. After the occurrence of and during the continuation of an Event of Default, Pledgor shall not rescind or cancel any obligations evidenced by any Receivable or modify any term thereof in any manner that would materially and adversely affect the value as Pledged Collateral or make any adjustment with respect thereto except in the ordinary course of business consistent with current or past business practice, or extend or renew any such obligations except in the ordinary course of business consistent with current or past business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with current or past business practice without the prior written consent of the Collateral Agent.

SECTION 7.3 Collection. After the occurrence of and during the continuation of an Event of Default, Pledgor shall use commercially reasonable efforts to cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with current or past business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with current or past business practice, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

Transfers

SECTION 8.1 Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder in a manner prohibited by the Notes.

ARTICLE IX

Remedies

SECTION 9.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and the other Secured Parties and shall promptly (but in no event later than three (3) Business Days after receipt thereof or such later date as may be agreed to in writing by the Collateral Agent as directed by the Holder Majority) pay such amounts to the Collateral Agent;

(iii) sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) promptly cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations as provided in Article X hereof;

(vi) retain and apply the Distributions to the Obligations as provided in Article X hereof;

(vii) exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

SECTION 9.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (ii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4 Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any governmental authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such governmental authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be effected (and be kept effective), as may be so requested, and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any governmental authority. Each Pledgor shall cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto, as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request, necessary in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5 No Waiver; Cumulative Remedies.

(a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

(b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Notes Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined materially adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent (which demand the Collateral Agent shall have no obligation to make), each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of such Pledgor’s rights in the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default, including as the Collateral Agent may reasonably designate (which designation the Collateral Agent shall have no obligation to make), to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the Intellectual Property Collateral, and such persons shall be made reasonably available to perform their prior functions on the Collateral Agent’s behalf.

ARTICLE X

Application Of Proceeds

SECTION 10.1 Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Notes.

ARTICLE XI

Miscellaneous

SECTION 11.1 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement in any material respect or if any representation or warranty on the part of any Pledgor contained herein shall be breached in any material respect, the Collateral Agent may do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Notes. Any and all reasonable and documented amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Notes. Neither the provisions of this Section 11.1 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.1 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument consistent with the terms of the Notes, this Agreement and the other Notes Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.2 Rights of the Collateral Agent.

(a) The Collateral Agent is entering into this Agreement solely in its capacity as collateral agent, and not in its individual or corporate capacity, and in taking (or refraining from) any actions under or pursuant to this Agreement, the Collateral Agent shall be protected by and shall enjoy all of the rights, immunities, privileges, protections and indemnities granted to it under the Notes and any other Note Documents, and in so doing the Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. Notwithstanding anything to the contrary herein, the Collateral Agent shall exercise all rights and remedies hereunder and provide any consents, directions, approvals, acceptances, determinations, rejections or other similar actions pursuant to this Agreement in accordance with directions received from the Holder Majority or the Agent, as applicable, and the Collateral Agent shall have no liability for taking any such actions or failing to take any such actions in accordance with such directions and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by the Holder Majority or the Agent, as applicable in providing such directions. Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Holder Majority or the Agent, as applicable.

(b) The Collateral Agent shall have no obligation as to the status or care of any Collateral in its possession other than to maintain it in the same manner as the Collateral Agent deals with similar property for its own account, and the Collateral Agent shall have no obligation or duty to obtain or monitor any insurance in respect of the Collateral.

SECTION 11.3 Termination; Release. The Pledged Collateral and the Obligations of any Pledgor shall be released from the Lien of this Agreement in accordance with the provisions of the Notes.

SECTION 11.4 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Notes and unless in writing and signed by the Collateral Agent; provided, however, that the Collateral Agent shall have no obligation to so sign if such amendment, modification, supplement, termination or waiver would alter its rights or responsibilities hereunder. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.5 Notices. Unless otherwise provided herein or in the Notes, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Notes.

SECTION 11.6 Governing Law; Jurisdiction; Summary Judgment. Sections 13(e) and 15 of the Notes are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.7 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.8 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 11.9 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(b) any lack of validity or enforceability of the Notes or any other Notes Document, or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other Notes Document or any other agreement or instrument relating thereto;

(d) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Notes or any other Notes Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.4 hereof; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

PLEDGORS:

LEAFLY HOLDINGS, INC.

By:./s/Yoko Miyashita

Name: Yoko Miyashita

Title: Chief Executive Officer

LEAFLY, LLC

By:/s/Yoko Miyashita

Name: Yoko Miyashita

Title: Chief Executive Officer

COLLATERAL AGENT:

ANKURA TRUST COMPANY, LLC

By:/s/Krista Gulalo

Name: Krista Gulalo

Title: Managing Director

[Signature Page to Security Agreement]

SCHEDULE I

Pledged Securities

Pledgor / Record Owner	Issuer	Type of Organization	Certificate No.	Type / Class of Shares	No. of shares/units evidenced by certificate	Percentage Ownership	Percent Pledged

SCHEDULE II

Pledged Instruments and Tangible Chattel Paper

[ ]

SCHEDULE III

Intellectual Property

Copyright Registrations and Applications

Title	Record Owner	Reg. No.

Patents and Patent Applications

Title	Record Owner	Application Number	Filing Date	Patent Number	Country	Issue Date

Trademark Registrations and Applications

Mark	App. No.	Filing Date	Reg. No.	Reg. Date	Country	Record Owner

SCHEDULE IV

Commercial Tort Claims

[ ]

SCHEDULE V

Filing Offices

Pledgor	Filing Office

SCHEDULE VI

Deposit Accounts and Securities Accounts

Deposit Accounts

Institution Name	Address	Account Number	Account Type	ABA Number

Securtities Accounts

Institution Name	Address	Account Number	Account Type	ABA Number

EXHIBIT A

[FORM OF] JOINDER TO SECURITY AGREEMENT

[Date]

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of January 24, 2025, made by LEAFLY HOLDINGS, INC., a Delaware corporation (the “Company”), and the Guarantors party thereto, as pledgors, assignors and debtors, in favor of ANKURA TRUST COMPANY, LLC, in its capacity as collateral agent, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacity, the “Collateral Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

This Joinder to Security Agreement (this “Joinder Agreement”) supplements the Security Agreement and is delivered by the undersigned, [ ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement.

The New Pledgor hereby agrees to be bound as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. New Pledgor makes all of the representations and warranties in the Security Agreement as of the date hereof.

Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement. The New Pledgor hereby agrees to and irrevocably authorizes the Collateral Agent at any time and from time to time to, but the Collateral Agent shall have no obligation to, file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such New Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) any financing or continuation statements or other documents without the signature of such New Pledgor where permitted by law and that describe the Pledged Collateral in any manner as the Collateral Agent may determine, as may be necessary or to ensure the perfection, continuation, amendment and/or termination of the security interest in the collateral granted to the Collateral Agent in connection herewith (including, without limitation, as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect or with greater detail).

This Joinder Agreement and any amendments, waivers, consents or supplements hereto This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:

Name:

Title:

ACKNOWLEDGED AND ACCEPTED:

ANKURA TRUST COMPANY, LLC,

as Collateral Agent

By:

Name:

Title:

[SCHEDULES TO BE ATTACHED]

[Signature Page to Joinder Agreement]

EXHIBIT B

[FORM OF] INTELLECUTAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of [_], 2025 (as amended, restated, modified or supplemented from time to time, this “Agreement”), by and among LEAFLY HOLDINGS, INC., a Delaware corporation (the “Company”), LEAFLY, LLC, a Washington limited liability company (“Leafly LLC”, and collectively with the Company, the “Pledgors” and each, a “Pledgor”), and ANKURA TRUST COMPANY, LLC, as collateral agent (“Collateral Agent”), is made with reference to the Security Agreement, dated as of January 24, 2025 (as amended, restated, modified or otherwise supplemented from time to time, the “Security Agreement”), between the Pledgors and the Collateral Agent. Terms defined in the Security Agreement have the same meaning when used in this Agreement.

For good and valuable consideration, receipt of which is hereby acknowledged, each Pledgor hereby covenants and agrees that to secure the Obligations, each Pledgor grants to the Collateral Agent a security interest in all right, title, and interest of each Pledgor in any of the following, whether now existing or hereafter acquired or created in any and all of the following property (collectively, the “Intellectual Property Collateral”):

(a) copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”), including the Copyrights described on Schedule I;

(b) trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”), including the Trademarks described on Schedule I;

(c) patents, patent applications and like protections including, without limitation, design rights, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), including the Patents described on Schedule I;

(d) claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) licenses or other rights to use any of the Copyrights, Patents, or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) amendments, renewals and extensions of any of the Copyrights, Trademarks, or Patents; and

(g) proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing, the Intellectual Property Collateral does not include any “intent to use” Trademark applications at all times prior to the first use thereof or the recording of a statement of use or amendment to allege use with the United States Patent and Trademark Office.

The rights and remedies of the Collateral Agent with respect to the security interests granted hereunder are in addition to those set forth in the Notes, the Security Agreement and the Purchase Agreement, and those which are now or hereafter available to the Collateral Agent as a matter of law or equity. Each right, power and remedy of the Collateral Agent provided for herein or in the Notes, the Security Agreement and/or the Purchase Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by the Collateral Agent of any one or more of such rights, powers or remedies does not preclude the simultaneous or later exercise by the Collateral Agent of any other rights, powers or remedies.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLEDGORS:

LEAFLY HOLDINGS, INC., a Delaware corporation

By:

Name:

Title:

LEAFLY, LLC, a Washington limited liability company

By:

Name:

Title:

Address for Notices:
600 1st Avenue, Ste 330, PMB 88154

Seattle, Washington 98104

Attn: [ ]
Email: [ ]

AGENT:

ANKURA TRUST COMPANY, LLC

By:

Name:

Title:

Address for Notices:

140 Sherman Street, 4th Floor

Fairfield, Connecticut 06824

Attn: James J. McGinley; Krista Gulalo

Email: [ ]

           [ ]

With a copy (which shall not constitute notice) to:

Chapman and Cutler LLP

1270 Avenue of the Americas

New York, New York 10020

Attn: Bart Pisella; Patrick M. Ryan

Emails: [ ]

             [ ]

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE I

Copyright Registrations and Applications

Title	Record Owner	Reg. No.

Patents and Patent Applications

Title	Record Owner	Application Number	Filing Date	Patent Number	Country	Issue Date

Trademark Registrations and Applications

Mark	App. No.	Filing Date	Reg. No.	Reg. Date	Country	Record Owner